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                                                                    Exhibit 10.6

                         EXECUTIVE EMPLOYMENT AGREEMENT



         This Employment Agreement ("Agreement") is dated as of December 21, 1997, and is entered into by and between Joseph G. Warren, Jr. ("Executive") and Bowmar Instrument Corporation, an Indiana corporation, including its divisions Bowmar Technologies and White Microelectronics ("Bowmar").

         WHEREAS, Bowmar desires to employ Executive as the Vice President Finance, Chief Financial Officer, Secretary and Treasurer (hereinafter collectively referred to as "Chief Financial Officer") and the Executive desires to be employed in that capacity;

         WHEREAS, Bowmar anticipates that Executive will play a key role in effectuating the sale or other disposition of its Bowmar Technologies division; and

         WHEREAS, Bowmar desires to facilitate organizational discussions pertaining to corporate affiliations by removing personal employment security issues from the process and providing severance benefits which will best serve its interest in retaining key employees;

         NOW THEREFORE, Executive and Bowmar hereby agree that Executive will render services to Bowmar on the following terms and conditions:

         1. Employment. Upon the terms and subject to the conditions contained herein, during the term of this Agreement, Executive hereby agrees to provide full-time services to Bowmar as the Chief Financial Officer of Bowmar. During the term hereof, Executive agrees to devote his best efforts to the business of Bowmar, and shall perform his duties in a diligent, trustworthy, business-like manner, all for the purpose of advancing the business of Bowmar. Executive shall not work for or receive compensation from any other entity for services
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performed or to be performed by him during the term of this Agreement, except with the prior written consent of Bowmar's Board of Directors.

         2. Duties. Executive shall perform the duties of Chief Financial Officer in accordance with the policies and practices of Bowmar, as they may be amended from time to time. Those duties may be changed or modified in the discretion of Executive's management.

         3. Term of Agreement. This Agreement shall be effective beginning on October 1, 1997 and shall continue until September 30, 1998, except as provided herein. It shall thereafter renew automatically for a one (1) year term, unless thirty (30) or more days prior to such renewal date, either of the parties notifies the other in writing of its intention not to renew.

         4. Base Salary and Benefits. Bowmar shall pay Executive a base salary of One Hundred Forty Thousand Dollars ($140,000.00) per annum, payable in semi-monthly installments, less applicable tax withholding and salary deductions ("Base Salary"). Executive shall be entitled to participate in the fringe benefit programs generally available to senior executives of Bowmar, as they may be modified from time to time.

         5. Incentive Compensation. Executive shall be eligible to receive incentive compensation in accordance with the terms of Bowmar's incentive compensation plan, as it may be amended ("Incentive Compensation"). Additionally, Executive shall be paid a bonus upon the closing of the sale of the Bowmar Technologies division in an amount equal to ten percent (10%) of the excess, if any, of the sale price over book value of the division, if it is sold during the term of this Agreement.

         6. Stock Options. During the term of this Agreement, Executive shall participate in Bowmar's Employee Stock Option Plan in accordance with the terms and conditions of the Plan, as it may be amended.


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         7. Termination and Termination Benefits. The Executive's employment hereunder shall terminate under the following circumstances:

                  (a) Termination by Bowmar For Cause. Bowmar may terminate the employment of Executive for cause at any time upon written notice to Executive specifying the cause for termination. For purposes of this Section, "for cause" shall mean discharge resulting from a determination by Bowmar that the Executive has: (i) been convicted of a criminal offense involving dishonesty, fraud, theft, embezzlement, breach of trust or moral turpitude; (ii) performed an act or failed to act, which, if he were prosecuted and convicted, would constitute a crime or offense involving money or property of Bowmar; (iii) violated the provisions of Section 8 pertaining to confidential information; or (iv) willfully refused to perform the duties reasonably assigned to Executive and consistent with his status as Chief Financial Officer of Bowmar, provided however that this Section 7(a)(iv) shall not apply following a Change in Control as defined in Section 7(d).

                  In the event of Executive's termination by Bowmar under this
Section 7(a), Bowmar shall have no further obligation to Executive except for any amounts earned by, or accrued for, Executive under any employee benefit plans in which the Executive is then a participant, earned and unpaid salary, accrued and unused vacation pay, and any rights of Executive under any bonus or stock option agreement, which right has been earned by Executive at the time of such termination pursuant to the terms of such plan or agreement. Executive shall not be entitled to any further Base Salary, Incentive Compensation, Severance Pay, fringe benefits, additional stock options, or any other compensation or benefits, except as otherwise provided herein. A termination by Bowmar under this Section 7(a) shall not prejudice any remedy to which Bowmar may be entitled, either at law or in equity or under this Agreement.


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         (b) Termination by Bowmar Without Cause. Executive's employment under this Agreement may be terminated without cause at any time by Bowmar upon written notice to Executive and, upon such termination, Executive shall be entitled to the following benefits:

                  (i) Severance Payment. Bowmar will pay Executive a single, lump-sum payment equal to Executive's total Base Salary and Incentive Compensation paid for the calendar year immediately preceding the termination, less all applicable taxes and other withholding ("Severance Payment").

                  (ii) Benefit Continuation. Bowmar will continue benefit contributions (medical, dental, disability and life) on behalf of Executive for twelve (12) months or until Executive becomes otherwise eligible for such benefits, whichever occurs first. In the event that Bowmar is unable to continue such contributions or secure replacement coverage, then it shall pay to Executive the premium cost for such coverage. Executive shall not participate in any other Bowmar benefit plans except for any amounts earned by, or accrued for, Executive under any employee benefit plans in which the Executive is then a participant, earned and unpaid salary and accrued and unused vacation pay and any rights of Executive under any bonus or stock option agreement, which right has been earned by Executive at the time of such termination pursuant to the terms of such plan or agreement.

                  (iii) Outplacement Assistance. Bowmar will provide executive-level outplacement services to Executive at the outplacement provider of his choice for a period not to exceed twelve (12) months.

                  (iv) Attorneys' Fees. Bowmar will reimburse Executive for all reasonable attorneys' fees incurred in connection with enforcing the terms of this Agreement


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following termination of employment in the maximum amount of $25,000 except as otherwise provided in Section 14.

                  (v) Stock Options. All Bowmar stock options previously granted to Executive will vest immediately upon termination and Executive shall have a period of twelve (12) months thereafter to exercise said options.

         (c) Termination by Executive Without Cause.

                  (i) During Fiscal Year 1998. Executive may terminate this Agreement upon six (6) weeks' prior written notice given to Bowmar at any time prior to October 3, 1998. In the event of such termination, Executive shall be paid the Severance Payment set forth in Section 7(b)(i), which shall not exceed the sum of One Hundred Seventy Thousand Dollars ($170,000.00), as well as the additional benefits set forth in Section 7(b), less all applicable taxes and other withholding.

                  (ii) After Fiscal Year 1998. After October 3, 1998, Executive may terminate this Agreement at any time upon thirty (30) days' prior written notice, but will not be paid the Severance Payment or other benefits set forth in Section 7(b)(i), except as otherwise provided in this Agreement.

                  (iii) No Further Benefits. In the event of termination by Executive under either Section 7(c)(i) or (ii), Bowmar shall have no further obligations to Executive under this Agreement except for any amounts earned by, or accrued for, Executive under any employee benefit plans in which the Executive is then a participant, earned and unpaid salary and accrued and unused vacation pay and any rights of Executive under any bonus or stock option agreement, which right has been earned by Executive at the time of such termination pursuant to the terms of such plan or agreement. Executive shall not after termination be entitled to Base Salary,


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Incentive Compensation, Severance Pay, fringe benefits, additional stock options, or any other compensation or benefits. Bowmar may, in its sole discretion, accept Executive's resignation and terminate his employment prior to the expiration of the thirty (30) day notice period and pay Executive's compensation for the notice period (or remaining term thereof).

         (d) Termination of Executive Following a Change in Control. In the event of a Change in Control, this Agreement shall be automatically renewed for a period of twelve (12) months following the effective date of the Change in Control. For purposes of this Agreement, a "Change in Control" shall mean: any sale of all or substantially all of the assets of Bowmar; or merger or consolidation involving Bowmar, unless the stockholders of Bowmar receive in the transaction, with respect to their stock in Bowmar, stock or other securities representing a majority in voting interest of the acquiring entity's equity securities; or any sale of a majority voting interest of the outstanding stock of Bowmar by the holders thereof in a single transaction or series of related transactions. For a period of twelve (12) months following the effective date of a Change in Control, the Executive may terminate the Agreement by written notice to Bowmar's Board of Directors (or its successor) subsequent to the occurrence of any of the following events:

                  (i) Notice of termination or a material change in the nature or scope of Executive's responsibilities, title, authority, reporting relationship, powers, functions or duties from the responsibilities, title, authority, reporting relationship, powers, functions or duties exercised by the Executive immediately prior to the Change in Control; or

                  (ii) A decrease in the total annual compensation or benefits payable to Executive other than as a result of a decrease in incentive-based compensation payable to the


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Executive and to all other executive officers of Bowmar on the basis of Bowmar's financial performance;

                  (iii) A requirement imposed by Bowmar that Executive relocate to an office that is more than fifty (50) miles distant from the office at which he is employed or the home at which he resides immediately prior to the Change in Control or an increase in Executive's business travel; or

                  (iv) Failure of Bowmar's successor to assume its obligations hereunder following a Change in Control.

         In the event the Executive terminates this Agreement under the terms of this Section 7(d), he shall be paid in a lump sum an amount equal to the Severance Payment set forth in Section 7(b)(i), which shall not exceed the total sum of One Hundred Seventy Thousand Dollars ($170,000.00), as well as the additional benefits set forth in Section 7(b), less all applicable taxes and other withholding. In the event of such termination, Bowmar shall have no further obligations to Executive under this Agreement except for any amounts earned by, or accrued for, Executive under any employee benefit plans in which the Executive is then a participant, earned and unpaid salary and accrued and unused vacation pay and any rights of Executive under any bonus or stock option agreement, which right has been earned by Executive at the time of such termination pursuant to the terms of such plan or agreement.

         (e) Non-Renewal Severance Payment. In the event that Bowmar gives notice of its intention not to renew this Agreement in accordance with Section 3, it shall, upon the termination of Executive's employment, pay Executive in a single lump sum an amount equal to the Severance Payment set forth in Section 7(b)(i), provide outplacement assistance set forth in Section 7(b)(iii), and will continue benefit contributions (medical, dental, disability and life) on


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behalf of Executive for twelve (12) months or until Executive becomes otherwise eligible for such benefits, whichever occurs first. In the event that Bowmar is unable to continue such contributions or secure replacement coverage, then it shall pay the Executive the premium cost for such coverage. Bowmar shall have no further obligations to Executive except for any amounts earned by, or accrued for, Executive under any employee benefit plans in which the Executive is then a participant, earned and unpaid salary and accrued and unused vacation pay and any rights of Executive under any bonus or stock option agreement, which right has been earned by Executive at the time of such termination pursuant to the terms of such plan or agreement.

         (f) Illness, Incapacity, or Death. In the event of illness or incapacity of Executive, Bowmar shall continue Executive's Base Salary for a period of ninety (90) days or such time as the Executive is eligible to apply for benefits under Bowmar's long-term disability plan, whichever occurs last. If Executive is unable to perform the essential elements of his job due to illness or incapacity for a period greater than ninety (90) days, Bowmar may elect, in its sole determination, to terminate this Agreement with no further obligation to Executive, except for any amounts earned by, or accrued for, Executive under any employee benefit plans in which the Executive is then a participant, earned and unpaid salary and accrued and unused vacation pay and any rights of Executive under any bonus or stock option agreement, which right has been earned by Executive at the time of such termination pursuant to the terms of such plan or agreement. If Executive should die during the term of this Agreement, Executive's heir shall be paid by Bowmar a total amount equal to ninety (90) days' Base Salary, be entitled to whatever rights the heir may have under Executive's stock option plan, and be granted applicable COBRA


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rights; Bowmar's remaining obligations hereunder shall terminate as of the end of the month in which Executive's death occurs.

         8. Confidential Information. In view of the fact that Executive's work for Bowmar will bring him into close contact with many confidential affairs and plans of Bowmar not readily available to the public, Executive agrees to keep secret and retain in the strictest confidence all confidential matters of Bowmar, including, without limitation, trade "know-how," secrets, customer and prospect lists, pricing policies, prices, costs, operational and development methods, and other business affairs of Bowmar (but excluding all information in the public domain) learned by him heretofore or hereafter, and not to disclose them to anyone outside of Bowmar, either during or after his employment with Bowmar, except in the course of performing his duties hereunder or with Bowmar's express written consent. Executive further agrees to deliver promptly to Bowmar, on termination of his employment, or at any time Bowmar may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, computer records and other documents (and all copies thereof) relating to Bowmar's business and all property associated therewith, which he may then possess or have under his control. Executive acknowledges and understands that his obligations with respect to confidential information shall survive the termination of this Agreement.

         9. Violation of Covenants. If Executive violates any of his covenants under Section 8, Executive agrees and acknowledges that such violation or threatened violation will cause irreparable injury to Bowmar and that Bowmar will be entitled to injunctive relief without the necessity of proving actual damages.


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         10. Automobile Allowance. Bowmar shall pay an automobile allowance to
Executive in the amount of $850.00 per month, as it may be changed from time to time, during the term of this Agreement.

         11. Vacation. Bowmar will provide Executive with annual paid vacation consistent with the policies of Bowmar applicable to senior executive staff, as they may be changed from time-to-time.

         12. Company Expenses. During the term of this Agreement, Bowmar will reimburse Executive for reasonable authorized business expenses incurred on behalf of Bowmar in accordance with Bowmar policies, as they may be amended.

         13. Assistance with Litigation. Executive shall make himself available, upon the request of Bowmar or its counsel, to testify or otherwise assist in litigation, arbitration or other disputes involving Bowmar during and following the termination of this Agreement, so long as Executive receives reimbursement for his reasonable out-of-pocket expenses. Executive will also make himself available to the attorneys representing Bowmar for such purposes as they reasonably deem necessary, including but not limited to, the review of documents, discussion of the cases and preparation for trial. This Agreement is not intended to and shall not be construed so as to in any way limit or affect the testimony which Executive gives in any such litigation; it is understood and agreed Executive will at all times testify fully, truthfully and accurately, whether in deposition, trial or otherwise.

         14. Arbitration. Any dispute, controversy, or claim arising out of or relating to this Agreement or breach thereof, or arising out of or relating in any way to the employment of Executive or the termination thereof, shall be submitted to arbitration in Phoenix, Arizona, in accordance with the National Rules for the Resolution of Employment Disputes of the American


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Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court in the State of Arizona, or in any other court of competent jurisdiction. In reaching his or her decision, the arbitrator shall have no authority to ignore, change, modify, add to or delete from any provision of this Agreement, but is instead limited to interpreting this Agreement. The fees and expenses of the arbitrator shall initially be shared equally by the parties and the prevailing party shall be entitled to recover its fees and expenses incurred in connection with the arbitration.

         15. Governing Law. This Agreement has been entered into and shall be interpreted in accordance with the laws of the State of Arizona.

         16. Entire Agreement. This Agreement constitutes the entire agreement between the parties respecting the employment of Executive and there are no representations, warranties or commitments other than those set forth herein. This Agreement may be amended or modified only by an instrument in writing executed by both of the parties hereto. This is an integrated agreement.

         17. Effect of Agreement. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, successors and assigns. Executive shall not assign any rights or duties under this Agreement without the written consent of the Bowmar Board of Directors. In the event of a merger, sale, transfer, consolidation or reorganization involving Bowmar, this Agreement shall continue in force and become an obligation of Bowmar or successor entity.

         18. Severability. If any provision of this Agreement as applied to either party or to any circumstances shall be adjudged by a court or arbitration to be void, voidable or unenforceable, the same shall in no way affect any other provision of this Agreement. In case


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this Agreement, or any one or more of the provisions hereof, shall be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, this Agreement or any such provision thereof shall not as a consequence thereof be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof.

         19. Waiver. The waiver by either party of any term or condition of this Agreement or any breach thereof shall not constitute a waiver of any other term or condition or breach of this Agreement, nor shall it constitute a waiver of the same term or condition in the future.

         20. Notices. Any notice or communication required or permitted to be given to the parties hereto shall be delivered personally or be sent by United States registered or certified mail, postage prepaid and return receipt requested, and addressed or delivered as follows, or such other address as the party addressed may be substituted by prior written notice pursuant to this section:

             (a)      If to Executive:    Joseph G. Warren, Jr.
                                          Bowmar Instrument Corporation
                                          3601 E. University Drive
                                          Phoenix, Arizona 85034-7217
                                          (or such other address as may appear
                                          in the records of Bowmar)


             (b)      If to Bowmar:       Chief Executive Officer
                                          Bowmar Instrument Corporation
                                          3601 E. University Drive
                                          Phoenix, Arizona 850134-7217


                      with a copy to:     Joseph T. Clees, Esq.
                                          Bryan Cave
                                          2800 North Central Ave., Ste. 2100
                                          Phoenix, Arizona 85004-1098


         21. Representations by Executive. Executive represents and warrants that he is not a party to or bound by any agreement or covenant that would prohibit, restrict or inhibit in any way


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the full performance of his duties for Bowmar under this Agreement. Executive further acknowledges that he has been given the opportunity to consult with legal counsel regarding this Agreement.

         22. Captions. Captions of this Agreement are inserted for convenience and do not constitute a part hereof.

         23. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the day and year first written above.

                             BOWMAR INSTRUMENT CORPORATION




                             By:   /S/ Thomas K. Lanin
                                  -------------------------------------------
                                 Title:President and Chief Executive Officer
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                             JOSEPH G. WARREN, JR.

                             /S/ Joseph G. Warren, Jr.
                             ------------------------------------------------





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